AMENDMENT NO. 3
                    DECLARATION OF TRUST
                             OF
                  CARILLON INVESTMENT TRUST


    The undersigned, being a majority of the Trustee of Carillon
Investment Trust, do hereby amend the Declaration of Trust of Carillon Investment Trust, pursuant to Section 9.3 of the Trust, as follows:

    1. The third and fourth sentences in Section 6.1 -Beneficial
Interest, in Article VI on page 15 are hereby changed to read as follows:

    The shares of beneficial interest shall be of one series and one class. The one series of the Trust is CARILLON CAPITAL FUND.

    2. The effective date of this Amendment No. 3 shall be February 22, 1989.

    IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 14 day of June, 1989.

                                   /s/ Theodore H. Emmerich
William Beckett, as Trustee        Theodore H. Emmerich, as
and not individually               Trustee and not individually

/s/ Elmer R. Best                  /s/ James M. Ewell
Elmer R. Best, as Trustee          James M. Ewell Trustee
and not individually               and not individually

/s/ George M. Callard           /s/ Jean Patrice Harrington, S.C.
George M. Callard, as Trustee      Jean Patrice Harrington, S.C.
and not individually               as Trustee and not
                                   individually

/s/ Michael A. Conway
Michael A. Conway, as Trustee
and not individually

County of Hamilton, State of Ohio    SS:

    There personally appeared before me the above named individuals, each of whom acknowledged the foregoing instrument to be his or her free act and deed this 14 day of June, 1989.


                                  /s/ John F. Labmeier
                                      Notary Public


                              JOHN F. LABMEIER, Attorney at Law
                                 NOTARY PUBLIC STATE OF OHIO
                              My Commission has no expiration
                              date.  Section 147.03 O.R.C.

                        CERTIFICATE

I hereby certify that the foregoing Amendment No. 3 to the Declaration of Trust of Carillon Investment Trust was duly made and authorized in accordance with the provisions of Article IX,
Section 9.3 of the Trust.

                                   /s/ Michael A. Conway
                                       Michael A. Conway
                                           Trustee


    Hamilton County
                        SS
    State of Ohio

    Sworn to and subscribed in my presence this 14 day of June, 1989.


                                  /s/ John F. Labmeier
                                      Notary Public

                              JOHN F. LABMEIER, Attorney at Law
                                 NOTARY PUBLIC STATE OF OHIO
                              My Commission has no expiration
                              date.  Section 147.03 O.R.C.

                            AMENDMENT NO. 2
                                  TO
                         DECLARATION OF TRUST
                                  OF
                       CARILLON INVESTMENT TRUST

    The undersigned, being a majority of the Trustees of Carillon. Investment Trust, do hereby amend the Declaration of Trust of Carillon Investment Trust, pursuant to Section 9.3 of the Trust, as follows:

    1. The fourth sentence in Section 6.1 - Beneficial Interest, in
Article VI on page 15 is hereby changed to read as follows:

   The three initial series of the trust are CARILLON CAPITAL FUND,

CARILLON GROWTH STOCK FUND, and CARILLON U.S. GOVERNMENT SECURITIES
FUND.

    2. The effective date of this Amendment No. 2 shall be December 16,
1987.

    IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 16 day of DECEMBER, 1987.


/s/ William Beckett                /s/ Theodore H. Emmerich
William Beckett, as Trustee        Theodore H. Emmerich, as
and not individually               Trustee and not individually

/s/ Elmer R. Best                  /s/ James M. Ewell
Elmer R. Best, as Trustee          James M. Ewell Trustee
and not individually               and not individually

/s/ George M. Callard           /s/ Jean Patrice Harrington, S.C.
George M. Callard, as Trustee      Jean Patrice Harrington, S.C.
and not individually               as Trustee and not
                                   individually

/s/ Michael A. Conway              /s/ Charles C. Hinckley
Michael A. Conway, as Trustee      Charles C. Hinckley, as Trustee
and not individually               and not individually


County of Hamilton
                        SS
State of Ohio

There personally appeared before me the above named William Beckett, Elmer R. Best, George M. Callard, Michael A. Conway, Theodore H. Emmerich, James M. Ewell, Jean Patrice Harrington, S.C. and Charles C. Hinckley, each of whom acknowledged the foregoing instrument to be his free act and deed this 16 day of December, 1987.


                                  /s/ John F. Labmeier
                                      Notary Public

                              JOHN F. LABMEIER, Attorney at Law
                                 NOTARY PUBLIC STATE OF OHIO
                              My Commission has no expiration
                              date.  Section 147.03 O.R.C.

                             CERTIFICATE

    I hereby certify that the foregoing Amendment No. 2 to the Declaration of Trust of Carillon Investment Trust was duly made and authorized in accordance with the provisions of Article IX, Section 9.3 of the Trust.

            /s/ Michael A. Conway
            Michael A. Conway
            Trustee


    Hamilton County
    State of Ohio    ss.

    Sworn to and subscribed in my presence this 25 day of Jan. 1988.

                                  /s/ John F. Labmeier
                                      Notary Public

                              JOHN F. LABMEIER, Attorney at Law
                                 NOTARY PUBLIC STATE OF OHIO
                              My Commission has no expiration
                              date.  Section 147.03 O.R.C.

                      AMENDMENT NO. 1
                            TO
                   DECLARATION OF TRUST
                            OF
                CARILLON INVESTMENT TRUST

    The undersigned Bruce Avedon and John F. Labmeier, being a majority of the Trustees of Carillon Investment Trust, do hereby amend the Declaration of Trust of Carillon Investment Trust, pursuant to Section
9.3 of the Trust, as follows:

    1. The fourth sentence in Section 6.1 - Beneficial Interest, in
Article VI on page 15 is hereby changed to read as follows:

    The three initial series of the trust are CARILLON CAPITAL FUND, CARILLON GROWTH STOCK FUND, and CARILLON U.S. GOVERNMENT BOND FUND.

    2. The effective date of this Amendment No. 1 shall be July 10,
1987.

IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 10 day of July, 1987.


   /s/ Bruce Avedon                   /s/ John F. Labmeier
Bruce Avedon, as Trustee           John F. Labmeier, as Trustee
and not individually                and not individually

County of Hamilton
                      SS
State of Ohio

    There personally appeared before me the above named Bruce Avedon and John F. Labmeier, each of whom acknowledged the foregoing instrument to be his free act and deed this 10th day of July, 1987.

 /s/ Barbara J. McBride
Notary Public
BARBARA J. MCBRIDE
Notary Public, State of Ohio
My Commission Expires July 9, 1990

                  DECLARATION OF TRUST
                           OF
               CARILLON INVESTMENT TRUST

                  TABLE OF CONTENTS

Article                                                       Page

I. NAME AND DEFINITIONS........................................ 1

1.1 Name ...................................................... 1
1.2 Definitions ............................................... 1

II. TRUSTEES .................................................. 3

2.1 Number of Trustees ........................................ 3
2.2 Term and Election  ........................................ 3
2.3 Resignation and Removal by Trustees  ...................... 4
2.4 Removal by Shareholders ................................... 4
2.5 Vacancies  ................................................ 5
2.6 Delegation of Power to Other Trustees  .................... 5

III. POWERS OF TRUSTEES ....................................... 5

3.1 General  .................................................. 5
3.2 Investments ............................................... 6
3.3 Legal Title  .............................................. 8
3.4 Issuance and Repurchase of Shares ......................... 8
3.5 Delegation: Committees  ................................... 8
3.6 Collection and Payment .................................... 8
3.7 Expenses  ................................................. 9
3.8 Manner of Acting .......................................... 9
3.9 By-Laws  .................................................. 9
3.10 Miscellaneous Powers ..................................... 9
3.11 Principal Transactions .................................. 10
3.12 Trustees and Officers as Shareholders  .................. 10
3.13 Litigation   ............................................ ll

IV. CONTRACTS ................................................ 11

4.1 Underwriting Contract .................................... ll
4.2 Investment Advisory or Management Contract ............... ll
4.3 Transfer Agent  .......................................... 12
4.4 Affiliations of Trustees or Officers, etc ................ 12

V. LIMITATIONS OF LIABILITY OF SHAREHOLDERS,

TRUSTEES AND OTHERS ......................................... 13

5.1 No Personal Liability of Shareholders, Trustees, etc .... 13
5.2 Non-Liability of Trustees, etc .......................... 14
5.3 No Bond Required of Trustees ............................ 14
5.4 No Duty of Investigation;
    Notice in Trust Instruments, etc ........................ 14
5.5 Reliance on Experts, etc  ............................... 15

VI. SHARES OF BENEFICIAL INTEREST ........................... 15

6.1 Beneficial Interest ..................................... 15
6.2 Rights of Shareholders  ................................. 16
6.3 Trust Only  ............................................. 16
6.4 Issuance of Shares  ..................................... 16
6.5 Register of Shares; Share Certificates .................. 17
6.6 Transfer of Shares ...................................... 17
6.7 Notices  ................................................ 18
6.8 Treasury Shares ......................................... 18
6.9 Voting Powers ........................................... 18
6.10 Series or Classes of Shares ............................ 18

VII. REDEMPTION, REPURCHASE AND REDUCTION OF SHARES ......... 20

7.1 Redemption of Shares .................................... 20
7.2 Price  .................................................. 21
7.3 Payment  ................................................ 21
7.4 Repurchase by Agreement ................................. 21
7.5 Redemption of Shareholder's Interest;
    Redemption of Shares to Qualify as a Regulated
    Investment Company; Disclosure of Holdings  ............. 21
7.6 Suspension of Right of Redemption ....................... 22
7.7 Effect of Suspension of Determination of Net Asset Value. 23
7.8 Reductions of Shares  ................................... 23

VIII. DETERMINATION OF NET ASSET VALUE, NET INCOME
    AND DISTRIBUTIONS ....................................... 23

 8.1 Net Asset Value  ....................................... 23
 8.2 Distributions With Respect to Outstanding Shares ....... 24
 8.3 Determination of Net Income ............................ 25
 8.4 Power to Modify Foregoing Procedures ................... 25

IX. DURATION: TERMINATION OF TRUST; AMENDMENT
    MERGERS ETC. ............................................ 25

9.1 Duration  ............................................... 25
9.2 Termination of Trust  ................................... 25
9.3 Amendment Procedure ..................................... 26
9.4 Merger, Consolidation or Sale of Assets ................. 27
9.5 Incorporation ........................................... 27

X. MISCELLANEOUS ............................................ 28

10.1 Filing  ................................................ 28
10.2 Governing Law .......................................... 28
10.3 Counterparts  .......................................... 29
10.4 Reliance by Third Parties .............................. 29
10.5 Provisions in Conflict With Law or Regulations ......... 29
10.6 Index and Heading for Reference Only ................... 30

                      DECLARATION OF TRUST
                               OF
                   CARILLON INVESTMENT TRUST

                    Dated December 8, 1986

    DECLARATION OF TRUST made December 8 , 1986, by Bruce Avedon, John
F. Labmeier and Robert J. Routier, (the Trustees.)

    WHEREAS, the Trustees desire to establish a trust under the laws of Massachusetts for the investment and reinvestment of funds contributed thereto and

    WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest, as hereinafter provided;

    NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders of the shares of beneficial interest issued pursuant to this Declaration and subject to the provisions hereof.

                               ARTICLE I
                        NAME AND DEFINITIONS

SECTION 1.1 - Name.

    The name of the Trust created hereby is Carillon Investment Trust.

SECTION 1.2 - Definitions.

    Wherever they are used herein, the following terms shall have the following respective meanings:

    (a) "By-Laws" means the By-Laws referred to in Section 3.9 hereof, as amended from time to time.

    (b) The terms "Commission," "Affiliated Person," and "Interested Person," have the meanings given them in the Investment Company Act of 1940. The term "vote of a majority of the Shares outstanding and entitled to vote" shall have the same meaning as the term "vote of a majority of the outstanding voting securities" contained in the Investment Company Act of 1940.

    (c) "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act.

    (d) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

    (e) "Distributor" means the other Person to any contract entered into by the Trust pursuant to Section 4.1 hereof.

    (f) "Fundamental Policies" means the investment restrictions set forth and identified as such in the By-Laws.

    (g) "his" shall be deemed to include the feminine and neuter, as well as the masculine, genders.

    (h) "Investment Adviser" means the other Person to any contract entered into by the Trust pursuant to Section 4.2 hereof.

    (i) The "1940 Act" means the Investment Company Act of
1940, as amended from time to time.

    (j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, and other entities, whether or not legal entities, governments and agencies and instrumentalities and political subdivisions thereof, and quasi-governmental agencies and instrumentalities.

    (k) "Prospectus" means the Prospectus of the Trust effective from time to time under the Securities Act of 1933, as amended from time to time.

    (1) "Securities" shall include, without limitation, common and preferred stocks American Depository Receipts, currency futures, certificates of deposit, finance paper, commercial paper, bankers acceptances and all kinds of repurchase agreements and reverse repurchase agreements entered into by any Person warrants options bonds debentures; bills notes; other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including, without limitation, securities of the United States or any other government, any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality.

    (m) "Shareholder" means a record owner of outstanding
Shares.

    (n) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. "Outstanding" Shares means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust.

    (o) "Transfer Agent" means the other Person to any contract entered into by the Trust pursuant to Section 4.3 hereof.

(p) "Trust" means the Trust created by this Declaration.

    (q) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees as such, but shall not include property owned by the Trustees in their individual capacity.

    (r) "Trustees" means the Persons who have signed this Declaration, for so long as they shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his capacity as Trustee or their capacities as Trustees hereunder, and shall not refer to his or their individual capacities except where the context requires otherwise.

                           ARTICLE II
                            TRUSTEES

SECTION 2.1 - Number of Trustees.

    The number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be reduced to less than three by such an instrument.

SECTION 2.2 - Term and Election.

    The Trustees shall (except in the event of resignations or removals or vacancies pursuant to Sections 2.3 or 2.4 hereof) hold office during the lifetime of the Trust and until its termination as hereinafter provided.

SECTION 2.3 - Resignation and Removal by Trustees.

    Any Trustee may resign as such (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by this Declaration) for cause by the action of two-thirds of the remaining Trustees. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

SECTION 2.4 - Removal by Shareholders.

    The Shareholders shall have the power to remove a Trustee by the affirmative vote of the holders of not less than two-thirds of the Shares Outstanding and entitled to vote either by declaration in writing filed with the Custodian or by votes cast in person or by proxy at a meeting called for the purpose of removal under this section. The Trustees shall promptly call such a meeting of Shareholders when requested to do so by the record holders of not less than 10 percent of the Outstanding Shares.

    Whenever ten or more Shareholders of record who have been Shareholders for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1 per centum of the Outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures in order to request a meeting pursuant to this Section 2.4, and such application shall be accompanied by a form of communication and request that they wish to transmit; the Trustees shall, within five business days after receipt of such application, either:

    (a) Afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust; or

    (b) Inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request. Upon tender by such applicants of the amount so determined, undertake to mail such communication to Shareholders of record.

SECTION 2.5 - Vacancies.

    The term of office of a Trustee shall terminate and a vacancy shall occur in the event of his death, resignation, removal, bankruptcy, adjudicated incompetence or other permanent incapacity as two-thirds of the remaining Trustees deem to have rendered him unable to perform the duties of the office of a Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. In the case of an existing vacancy, including a -vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other Person as they in their discretion shall see fit, pursuant to a written instrument signed by a majority of the Trustees then in office. No such appointment shall become effective until the Person named in the written instrument of appointment shall have accepted such appointment in writing and agreed in writing to be bound by the terms of this Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.5, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of any such vacancy.

SECTION 2 6 - Delegation of Power to Other Trustees.

     Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided, and provided further that this Section shall in no way be deemed to limit the provisions of Section 3.5.

                          ARTICLE III

POWERS OF TRUSTEES

SECTION 3.1 - General.

    The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust
Property and business in their own right.

    The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, employees, agents, Investment Advisers, Distributors, Custodians, Transfer Agents or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person or Persons (including one or more of themselves or any Person in which one or more of them may be directors, officers, agents, employees, stockholders, partners or Trustees or with which one or more of them may be otherwise affiliated) as the Trustees may deem necessary or proper for the transaction of the business of the Trust, and for such purpose may grant or delegate such authority to any such Person as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees. The Trustees shall have the power to determine the terms and compensation of any such Person and may exercise broad discretion in allowing such Person to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees or the Trust, and to make executive decisions which conform to the general policies and general principles previously established by the Trustees.

    The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, and possessions of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust, notwithstanding that such matters may not be specifically mentioned herein. Any determination as to what is in the interests of the Trust or as to the existence of powers or authorities hereunder made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, there shall be a presumption in favor of a grant of power to the Trustees.

    The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers, or as limiting Trustees to such powers. Such powers of the Trustees may be exercised without order, and without resort to any court.

SECTION 3.2 - Investments.

    The Trustees shall have the power, subject to the Fundamental Policies:

    (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such business

    (b) To invest in, hold for investment, and reinvest in Securities, or, in when issued. or delayed delivery contracts for any Securities or retain all or any part of the Trust
Property in cash and at any time and from time to time to change the investments of the Trust Property;

    (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to sell or otherwise dispose of, to lend, and to pledge, Securities;

    (d) To exercise all rights, powers and privileges of ownership or interest in all Securities included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all Trust Property;

    (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, tangible or intangible, including, without limitation, cash and any interest therein;

    (f) To borrow money and, in connection therewith, to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property or any portion thereof; to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property;

    (g) To do all acts and things designed to protect, preserve, improve or enhance the value of any Security or interest of the Trust; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of the Trust; and

    (h) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power set forth herein, either alone or in association with others, and to do every other act or things incidental or appurtenant to, or growing out of, or connected with, the aforesaid business or purposes, objectives or powers.

    The foregoing clauses shall be construed both as objectives and powers, and the foregoing enumeration of specific powers shall not be construed to limit or restrict in any manner the general powers of the Trustees.

    The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

SECTION 3.3 - Legal Title.

    Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or a designated series thereof, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may become a Trustee. Upon the termination of a Trustee's term of office, he shall automatically cease to have any right, title or interest in the Trust Property and such right, title, or interest shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

SECTION 3.4 - Issuance and Repurchase of Shares.

    The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares, any Trust Property whether capital or surplus or otherwise, to the full extent now or hereafter not prohibited by the laws of the Commonwealth of Massachusetts.

SECTION 3.5 - Delegation; Committees.

    The Trustees shall have power to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or in the names of the Trustees or otherwise as the Trustees may deem expedient, except as may be prohibited by the 1940 Act.

SECTION 3.6 - Collection and Payment.

    The Trustees shall have power to collect all property due to the Trust; to pay all claims, including, without limitation, taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

SECTION 3.7 - Expenses.

    The Trustees shall have the power to incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carrying out any of the purposes of this Declaration to pay themselves reasonable compensation and to reimburse themselves for expenses incurred in the performance of their duties as Trustees from the Trust Property. The Trustees shall fix the compensation of all officers, employees, agents and Trustees.

SECTION 3.8 - Manner of Acting.

    Except as otherwise provided herein or in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone circuit or similar communications equipment by which all Persons participating in the meeting can hear one another, or by written consent of the entire number of Trustees then in office.

SECTION 3.9 - By-Laws.

    The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not specifically reserved to the Shareholders.

SECTION 3.10 - Miscellaneous Powers.

The Trustees shall have the power to:

    (a) Employ or contract with such Person or Persons as the Trustees may deem desirable for the transaction of the business of the Trust;

    (b) Enter into joint ventures, partnerships and any other combinations or associations;

    (c) Remove Trustees or fill vacancies in, or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;

    (d) Purchase, and pay for out of Trust Property insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Distributors, Transfer Agents, Custodians, selected dealers or independent contractors of the Trust against any and all claims and liabilities arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, and whether or not the Trust would have the power to indemnify such Person against such claim or liability;

    (e) Establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;

    (f) TO the extent not prohibited by law, indemnify any Person with whom the Trust had dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine;

    (g) Guarantee indebtedness or contractual obligations of others;

    (h) Determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and

    (i) Adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

SECTION 3.11 - Principal Transactions.

    Except in transactions permitted by the 1940 Act or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any Securities (other than Shares) from or sell any Securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Manager, Distributor or Transfer Agent or with any Affiliated Person of such Person, but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

SECTION 3.12 - Trustees and Officer as Shareholders.

    Any Trustee, officer, employee or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not such a Trustee, officer, employee or agent; and the Trustees may issue and sell, or cause to be issued or sold, Shares to, and buy Shares from, any such Person or any firm or company in which he is an Interested Person.

SECTION 3.13 - Litigation.

The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any Person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                           ARTICLE IV
                           CONTRACTS

SECTION 4.1 - Underwriting Contract.

    Subject to the provisions of the 1940 Act, the Trustees may, in their discretion, from time to time enter into, renew, amend, or modify an exclusive or non-exclusive underwriting contract or contracts providing for the sale of the Shares to net the Trust an amount per Share not less than the amount provided for in
Section 8.1 hereof, whereby the Trustees may agree to sell the Shares to the other party to the contract and/or appoint such other party sales agent of the Trust for the Shares, on such terms and conditions as may be prescribed in the By-Laws, if any, and such further terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the provisions of this Declaration or the By-Laws; and any such contract may also provide for the repurchase of the Shares by such other party as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered Securities dealers to further the purpose of the distribution or repurchase of such Shares.

SECTION 4.2 - Investment Advisory or Management Contract.

    Subject to the provisions of the 1940 Act, the Trustees may, in their discretion, from time to time enter into, renew, amend, or modify an investment advisory or management contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish to the Trust such management,

                             - 11

investment advisory, statistical, and research facilities and services and such other facilities and service, if any, and all upon such terms and conditions as the Trustees may, in their discretion, determine, including the grant of authority to such other party to determine what Securities shall be purchased or sold by the Trust and what portion of its assets shall be left uninvested, which authority shall include the power to make changes in the Trust's investments. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Securities of the Trust on behalf of the Trustees and may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser, all without further action by the Trustees. Any such activities shall be deemed to have been authorized by all of the Trustees.

SECTION 4.3 - Transfer Agent.

    The Trustees may in their discretion from time to time enter into a transfer agency and Shareholder service contract or contracts whereby the other party or parties to such contract or contracts shall undertake to furnish transfer agency and Shareholder services to the Trust. Any such contract shall have such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with this Declaration or the By-Laws. Such services may be provided by one or more Persons.

SECTION 4.4 - Affiliations of Trustees or Officer, etc.

    Any Shareholder, Trustee or officer of the Trust, individually, or any firm of which any Shareholder, Trustee or officer of the Trust may be a member, or any Person of which any Shareholder, Trustee or officer of the Trust may be an officer or director or in which} any Shareholder, Trustee or officer of the Trust may be directly or indirectly interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Trust, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of such contract or accountable for any profit realized directly or indirectly therefrom, provided that the fact of any such interests or relationships shall be disclosed or shall have been known to the Trustees or a majority thereof. Any such Shareholder, Trustee or officer of the Trust may be counted in determining the existence of a quorum at the meeting of the Trustees of the Trust which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if such other interests or relationships did not exist. In furtherance and not in limitation of the foregoing, the Trustees of the Trust are expressly authorized to contract for investment advisory and management services of any nature, as described in Section 4.2, with any Person Affiliated with any Trustee or parent or Affiliated or Interested Person of any such Person, on such terms as the Trustees may deem desirable. The Trustees are further expressly authorized to contract with any such Person or parent or Affiliated or Interested Person of any such Person on such terms as the Trustees may deem desirable for the distribution of Shares of the Trust as described in Section 4.1 and to contract for other services, including, without limitation services as Transfer Agent for the Trust's Shares as described in Section 4.3 above with any such Person on such terms as the Trustees may deem desirable. Any such Person or parent or Affiliated or Interested Person of any such Person which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other Persons without restriction by reason of the relationship with the Trust.

                             ARTICLE V
                   LIMITATIONS OF LIABILITY OF
                SHAREHOLDER, TRUSTEES AND OTHERS

SECTION 5.1 - No Personal Liability of Shareholders, Trustees, etc.

    No Shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, omissions, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the affairs of the Trust, save only that to which they would be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties with respect to such Person and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising directly or indirectly in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

SECTION 5.2 - Non-Liability of Trustees, etc.

    No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of Trust), except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 5.3 - No Bond Required of Trustees.

    No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

SECTION 5.4 - No Duty of Investigation: Notice in Trust
Instruments, etc.

    No purchaser, lender, Transfer Agent, Custodian or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of Trust Property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with or on behalf of the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officer, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees may recite, in substance, that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust estate, and may contain any further recital which they or he may deem appropriate, but the omission of such recital shall not operate to bind the Trustee or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officer, employees, and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

                             - 14 -

SECTION 5.5 - Reliance on Experts, etc.

    Each Trustee, officer, employee, or agent of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officer, employees, agents or by the Investment Adviser, the Distributor, Transfer Agent, Custodian, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers, or employees of the Trust, regardless of whether any such Person may also be a Trustee or an Interested Person of the Trust.

                           ARTICLE VI
                 SHARES OF BENEFICIAL INTEREST

SECTION 6.1 - Beneficial Interest.

    The interest of the beneficiaries of the Trust shall be divided into transferable Shares and fractions of Shares of beneficial interest without par value in the various series of the Trust. The number of Shares of beneficial interest in each series of the Trust is unlimited. Initially, the Shares of beneficial interest shall be three series and of one class for each series of the Trust. The four initial series of the Trust are the GROWTH SERIES, the INCOME SERIES and the MANAGED SERIES. The Trustees shall have authority in their sole discretion, however, to create additional series of Shares of beneficial interest, on such terms and conditions as they may determine, without vote of the Shareholders. The Trustees shall have authority, in their sole discretion, to combine series of Shares of beneficial interest or a class of Shares of beneficial interest with another series of Shares of beneficial interest or another class of Shares of beneficial interest, without vote of the Shareholders, either

(a) through an exchange of Shares of beneficial interest in one series for Shares of beneficial interest in another series or

(b) by amendment of the terms of and conditions applicable to a series of Shares of beneficial interest to conform such terms and conditions to the terms and conditions applicable to the other series of Shares of beneficial interest provided that any such combination of two or more series of Shares of beneficial interest shall always be effected in a way that will preserve the relative net asset value of the Shares of beneficial interest affected. All Shares of beneficial interest issued hereunder including, without limitation, Shares of beneficial interest issued in connection with any dividend declared and paid in Shares of beneficial interest or any split of Shares of beneficial interest, shall be fully paid and non-assessable.

SECTION 6.2 - Rights of Shareholders.

    The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest in the Trust Property or in the Business of the Trust other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition, divisions, dividends or distributions of any property, profits, rights or interests of the Trust, nor can they be called upon personally to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the Shareholder to preference, preemptive or appraisal rights except as the Trustees may determine with respect to each series .

SECTION 6 3 - Trust Only

    It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, joint venture, corporation, bailment or any form of legal relationship other than a Trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

SECTION 6.4 - Issuance of Shares.

    The Trustees, in their discretion, may at any time and from time to time without vote of the Shareholders, issue Shares of one or more Trust series to a person or persons for such amount and type of consideration, including cash or property, and, the Trustees may also reduce the number of outstanding Shares of one or more Trust series, at such time or times, and on such terms as the Trustees may deem appropriate, and the Trustees may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares of one or more Trust series, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series. Contributions to a series may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or integral multiples thereof.

SECTION 6.5 - Register of Shares Share Certificates.

    A register for each series of the Trust shall be kept at the principal office of the Trust or of an office of the Transfer Agent which shall contain the names and addresses of the Shareholders of that series and the number of Shares of that series held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares of that series and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of that series. No Shareholder shall be entitled to receive payment of any dividend or distribution, or to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees who shall keep the register of that series for entry thereon. It is not contemplated that certificates will be issued for Shares however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

SECTION 6.6 - Transfer of Shares.

    Shares shall be transferable on the register of each series of the Trust only by the record owner thereof or by his agent "hereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of such other matters as may reasonably be required. Upon such delivery, the transfer shall be recorded on the register of the particular series of the Trust. Until such record is made, the owner of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, if any, nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

    Any Person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts, shall be recorded on the register of Shares of the Trust series as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, if any, nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law. Nothing in this Declaration shall impose on the Trustees or a Transfer Agent a duty, or limit their rights, to inquire into adverse claims.

SECTION 6.7 - Notices.

    Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

SECTION 6.8 - Treasury Shares.

    Shares held in the treasury shall, until reissued pursuant to Section 6.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

SECTION 6.9 - Voting Powers.

    The Shareholders shall have power to vote with respect to such matters relating to the Trust as may be required by law, this Declaration, the By-Laws, the 1940 Act, any registration of the Trust with the Commission {or any successor agency) or any state, or as the Trustees may consider necessary or desirable.

    Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares shall not entitle the Shareholders to preference, appraisal, conversion, exchange or preemptive rights of any kind. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholder's votes and meetings, setting of record dates, and related matters.

SECTION 6.10 - Series or Classes of Shares.

    Because the Shares of the Trust are intended to be divided into multiple series, as provided in Section 6.1 hereof, the following provisions shall be applicable:

    (a) The number of authorized Shares and the number of Shares of each series or of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated from time to time. The Trustees may hold such shares as treasury Shares (of the same or some other series or class), reissue them for such consideration and on such terms as they may determine, or cancel any Shares of any series or any class reacquired by the Trust at their discretion from time to time.

    (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one series or class which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series or classes and the power of the Trustees to invest and reinvest assets applicable to any series or class shall be as set forth in the instrument of the Trustees establishing such series or class which is hereinafter described.

     (c) All consideration received by the Trust for the issue or sale of Shares of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the Trustees shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series or classes for all purposes.

    (d) The assets belonging to each particular series or class shall be charged with the liabilities of the Trust in respect of that series or class and all expenses, costs, charges and reserves attributable to that series or class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series or class shall be allocated and charged by the Trustees to and among any one or more of the series or class established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series or classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital and each such determination and allocation shall be conclusive and binding upon the Shareholders.

                                - 19 -

    (e) With respect to any series or class of Trust Shares, dividends and distributions on Shares of a particular series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of Shares of that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on Shares of a particular series or class shall be distributed pro rata to the shareholders of that series or class in proportion to the number of Shares of that series or class held by such shareholders at the date and time of record established for the payment of such dividends or distributions.

    (f) The Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each class and series of Shares.

    (g) The establishment and designation of any series or class of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series or class previously established and designated, the Trustees may, by an instrument executed by a majority of their number, abolish that series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

                        ARTICLE VII
               REDEMPTION, REPURCHASE, AND
                   REDUCTION OF SHARES

SECTION 7.1 - Redemption of Shares.

    All Shares of the Trust shall be redeemable, at the redemption price determined in the manner set forth in this Declaration. Redeemed or repurchased Shares may be reissued by the Trust.

    The Trust shall redeem Shares at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions not inconsistent with the 1940 Act regarding the redemption of Shares.

SECTION 7.2 - Price.

    Shares shall be redeemed at their net asset value determined as set forth in Section 8.1 hereof as of such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be the net asset value of the particular Shares of beneficial interest next determined as set forth in Section 8.1 after receipt of the application required by Section 7.1.

SECTION 7.3 - Payment.

    Payment for redeemed Shares shall be made at such time and in the manner, not inconsistent with the 1940 Act or other applicable law, as may be specified from time to time in the Prospectus, subject to the provisions of Section 7.4 hereof.

SECTION 7 4 - Repurchase by Agreement.

 .

    The Trust may repurchase Shares of any series of the Trust directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per Share next determined after the time when the purchase or contract is made or the net asset value as of any time which may be later determined pursuant to Section 8.1 hereof, provided payment is not made for the Shares prior to the time as of which such net asset value is determined.

    SECTION 7.5 -Redemption of Shareholder's Interest;
Redemption of Shares to Qualify as a Regulated Investment
Company Disclosure of Holdings.

    The Trust shall have the right at any time to redeem the Shares of any Shareholder for their then current net asset value per Share if at such time the Shareholder owns Shares having an aggregate net asset value of less than the minimum initial investment amount required of new Shareholders, subject to such terms and conditions as the Trustees may approve and subject to the Trust's giving general notice to all Shareholders of the existence of such right, either by publication in the Trust's Prospectus, if any, or by such other means as the Trustees may determine.

    If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other Securities of the Trust have or may become concentrated in any Person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them to:

    (a) Call for redemption by any such Person a number, or principal amount, of Shares or other Securities of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other Securities of the Trust into conformity with the requirements for such qualification, and

    (b) Refuse to transfer or issue Shares or other Securities of the Trust to any Person whose acquisition of the Shares or other Securities of the Trust in question would, in the judgment of the Trustees, be likely to result in such disqualification.

The redemption shall be effected at the redemption Price.

    The holders of Shares or other Securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other Securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

SECTION 7.6 - Suspension of Right of Redemption.

    The Trust may declare a suspension of the right of redemption or postpone the date of payment of redemption for the whole or any part of any period:

    (a) During which the New York Stock Exchange is closed other than customary weekend and holiday closings;

    (b) During which trading on the New York Stock Exchange is restricted;

    (c) During which an emergency exists as a result of which disposal by the Trust of Securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets; or

    (d) During any other period when the Commission may for the protection of Shareholders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment of redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in subparagraphs (b), (c) or (d) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in subparagraphs (b) or (c) above shall have expired (as to which the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption' a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value next determined after the termination of the suspension.

SECTION 7.7 - Effect of Suspension of Determination of Net Asset
Value.

    If, pursuant to Section 8.1, the Trustees shall declare a suspension of the determination of net asset value, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1, but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust and the right of the Trust to redeem Shares at its option set forth in Section 7.5, shall be suspended until the termination of such suspension is declared. Any Shareholder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 7.1 hereof after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

SECTION 7.8 - Reductions of Shares.

    The Trustees may also reduce the number of outstanding
Shares of any or all of the series.

                       ARTICLE VIII
            DETERMINATION OF NET ASSET VALUE,
             NET INCOME, AND DISTRIBUTIONS

SECTION 8.1 - Net Asset Value.

    The value of the assets of each series of the Trust shall be determined as follows: Securities and other assets allocable to each series shall be valued by methods, reflecting their fair value, as determined by the Trustees in good faith.

    From the total value of said assets, there shall be deducted the liabilities of the series, including proper accruals of interest, taxes and other expense items, amounts determined and declared as dividends or distributions, and reserves for contingent or undetermined liabilities. The net asset value of the series so obtained shall then be divided by the total number of Shares of the series outstanding and the result, rounded to the nearest one-tenth of a cent, shall be the net asset value per Share of the series. The net asset value of the Shares of the series shall be determined once on each business day, as of the close of trading on the New York Stock Exchange or as of such other time or times as t.-e Trustees shall determine. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Custodian, the Transfer Agent, or such other Person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value if to do so is not prohibited by the 1940 Act.

SECTION 8.2 - Distributions With Respect to Outstanding Shares.

    The Trustees shall, from time to time, distribute ratably among the Outstanding Shares of each series such proportion of the net profits, surplus {including paid-in surplus), capital, or assets of each series held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation, any type of obligation of the Trust or any assets thereof), and the Trustees may distribute ratably among the Outstanding Shares of a series additional Shares of the series issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distribution may be among the Outstanding Shares at the time of declaring a distribution or among the Outstanding Shares of the series at such later date as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares of a series for which orders have been placed subsequent to a specified time on the date of distribution. The Trustees may always retain from the net profits of a series of the Trust such amount as they may deem necessary to pay the debts or expenses of the series or to meet the obligations of the series, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or other plans as the Trustees shall deem appropriate.

    Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gain distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

SECTION 8.3 - Determination of Net Income.

    The Trustees shall have the power to determine the net income of each series of the Trust and from time to time to distribute such net income ratably among the Shareholders of each series as dividends in cash or additional Shares issuable hereunder. The determination of net income and the resultant declaration of dividends shall be as set forth in the Prospectus. The Trustees shall have full discretion to determine whether any cash or property received by a series shall be treated as income or as principal and whether any item of expense shall be charged to the income cr the principal account, and their determination made in good faith shall be conclusive upon the Shareholders of each series. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

SECTION B.4 - Power to Modify Foregoing Procedures.

    Notwithstanding any of the foregoing provisions of this
Article VIII, the Trustees may prescribe, in their absolute discretion, such other basis and time for determining the per Share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable.

                         ARTICLE IX

    DURATION TERMINATION OF TRUST AMENDMENT MERGERS: ETC.

SECTION 9.1 - Duration.

    The Trust shall continue without limitation of time, subject to the provisions of this Article IX

SECTION 9.2 - Termination of Trust.

    {a) the Trust may be terminated by the affirmative vote of a majority of the Shares Outstanding and entitled to vote, at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. Upon the termination of the Trust,

    (i) the Trust shall carry on no business except for the purpose of winding up its affairs

    (ii) the Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including, without limitation, the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, Securities, or other property of any kind, to discharge or pay its liabilities, and do all other acts appropriate to liquidate its business provided that any sale,

    -    conveyance, assignment, exchange, transfer or other

disposition of all or substantially all the Trust
Property shall require Shareholder approval in accordance with Section 9.4 hereof and

    (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary, the Trustees may distribute the remaining Trust Property, if any, in cash or in kind or partly in each, among the Shareholders according to their respective rights.

    (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

SECTION 9.3 - Amendment Procedure.

    (a) This Declaration may be amended by a vote of a majority of the Shares Outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares Outstanding and entitled to vote. The Trustees may also amend this Declaration without the vote or consent of Shareholders, if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be held liable for failing to do so.

    (b) No amendment may be made under this Section 9.3 that would change any rights with respect to any Shares of the Trust by reducing the amount payable upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the affirmative vote of a majority of the Shares Outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officer, employees and agents of the Trust or to permit assessments upon Shareholders and

    (c) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged in the records of the Trust.

    Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

SECTION 9.4 - Merger, Consolidation or Sale of Assets.

    The Trust may merge or consolidate with any other Person or may sell, lease or exchange all or substantially all of the property of any or all of the series, including its goodwill, if any, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the Shares Outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than two-thirds of the Shares outstanding and entitled to vote or by such other vote as may be established by the Trustees with respect to any series or class of Shares; provided, however, that if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, a majority Shareholder vote shall be sufficient authorization and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.

SECTION 9 5 - Incorporation.

    With the vote of a majority of the Shares Outstanding and entitled to vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other Trust, partnership, association or other organization to take over all or substantially all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or substantially all of the Trust Property to any such corporation, Trust, association or organization in exchange for Securities thereof or otherwise, and to lend money to, subscribe for Securities of, and enter into any contracts with any such corporation, trust, partnership, corporation, or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire Securities or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization to the extent not prohibited by applicable law then in effect. Nothing contained herein shall be construed as -requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations, and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

ARTICLE X
MISCELLANEOUS

SECTION 10.1 - Filing.

    This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

SECTION 10.2 - Governing Law.

    This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

SECTION 10.3 - Counterparts.

     This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

SECTION 10. 4 - Reliance by Third Parties.

    Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder or an officer of the Trust appointed by the Trustees, certifying to:

    (a) The number or identity of Trustees or Shareholders or agents or employees;

    (b) The due authorization of the execution of any instrument in writing;

    (c) The form of any vote passed at a meeting of Trustees or committees thereof or Shareholders';

    (d) The fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration

    (e) The form of any By-Laws adopted by, or the identity of, any officers, Trustees, agents or employees; or

    (f) The existence of any fact or facts which in any manner relate to the affairs of the Trust:

shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees or their successors of the Trust.

SECTION 10. 5 - Provisions in Conflict With Law or Regulations.

    (a) The provisions of this Declaration are severable and, if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration: provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination; and

    (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

SECTION 10.6 - Index and Heading for Reference Only.

The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Declaration.

    IN WITNESS WHEREOF, the undersigned, being the initial
Trustees of the Trust, have executed this instrument this day of 8th day of December, 1986.


/s/ Bruce Avedon                    /s/ John F. Labmeier
Bruce Avedon, as Trustee          John F. Labmeier, as Trustee
and not individually                and not individually


                                   /s/ Robert J. Routier
                                  Robert J. Routier, as Trustee
                                   and not individually

                          *******

County of Suffolk, ss

    There personally appeared before me the above named Bruce
Avedon, John F. Labmeier and Robert J. Routier each cf whom acknowledged the foregoing instrument to his free act and deed this 8th day of December, 1986.

                                        /s/ Donna M. Accaodi
                                           Notary Public
    My Commission expires: 8-22-92

116 2E

December 8,1986

I, Bruce Avedon, Executive Representative of Carillon
Investments, Inc., an Ohio corporation registered in Massachusetts do hereby give consent to Carillon
Investment Trust a Massachusetts Trust to use of its name.

/s/ Bruce Avedon
Bruce Avedon
Dated December 8,1986

Names and addresses of trustees:

Bruce Avedon
6601 Hitching Post
Cincinnati, Ohio 45230

John F. Lambeier
5209 Blenheim
Cincinnati, Ohio 45238

Robert J. Routier
1723 K St., N.W.,
Washington, D.C., 20006